Exhibit 10.7

December 17, 2013
Cambridge Capital Acquisition Corporation
525 South Flagler Drive, Suite 201
West Palm Beach, FL 33401

EarlyBirdCapital, Inc.
275 Madison Avenue, 27th Floor
New York, New York 10016

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Cambridge Capital Acquisition Corporation, a Delaware corporation (the “Company”), and EarlyBirdCapital, Inc., as Representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant, each warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.           If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares beneficially owned by him, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.           (a)  In the event that the Company fails to consummate a Business Combination within 18 months from the closing of the IPO, or within 24 months from the closing of the IPO if the Company has entered into a definitive agreement with a target business for a Business Combination within 18 months from the closing of the IPO and such Business Combination has not yet been consummated within such 18 month period, the undersigned shall take all reasonable steps to (i) cause the Company to cease all operations except for the purpose of winding up, (ii) as promptly as possible, but no more than ten business days after the expiration of such period, cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (iii) as promptly as reasonably possible following such distribution, subject to the approval of the Company’s remaining holders of Common Stock and the Board of Directors, cause the Company to dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

(b)  The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares or Private Units (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.  The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any warrants, all rights of which will terminate on the Company’s liquidation.

3.           The undersigned will escrow all of his Insider Shares pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company, as escrow agent.

4.           The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Private Units will be subject to the transfer restrictions described in the commitment letter relating to the undersigned’s purchase of Private Units.

5.           In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

6.           The undersigned acknowledges and agrees that prior to the Company entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

7.           Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination.  Notwithstanding the foregoing, the undersigned and any affiliate of the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

8.           Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned, or any affiliate of the undersigned originates a Business Combination.

9.           The undersigned currently intends to be a director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company and will not act in bad faith with respect to any resignation from such position prior to such time.  The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography that would be necessary to make the statements contained therein not misleading and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933.  The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects.

10.         The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.

11.         The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly, whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination or an amendment to Article Sixth of the Company’s Amended and Restated Certificate of Incorporation.

12.         The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article Sixth of the Company’s Amended and Restated Certificate of Incorporation prior to the consummation of a Business Combination.

13.         The undersigned is entering into this letter agreement only in his capacity as an individual, and not in his capacity as a director of the Company, and nothing contained in this letter agreement shall be construed or operate to limit the ability of the undersigned to take any action in his capacity as a director of the Company that may be necessary in order to discharge his fiduciary duties in such capacity.

14.         This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding.  If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Representative and appoint a substitute agent acceptable to each of the Company and Representative within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

15.         As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Private Units” shall mean (x) the Units purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO and (y) the additional Units that will be purchased in a private placement upon the full or partial exercise of the underwriter’s over-allotment option for the Company’s IPO; and (vi) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

16.         Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

17.         No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

18.         The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

Michael Durham
Print Name of Insider

/s/ Michael Durham
Signature